Exhibit 10.2

Page 1 (5)

FASTIGHETSÄGARNA

TENANCY AGREEMENT
FOR NON-RESIDENTIAL PREMISES

No.: 101940-2182-04

The undersigned parties have concluded the following Tenancy Agreement on this date.

A cross in a box means that the accompanying text applies

1. Landlord	Name: Vasaterminalen AB	Personal/corporate identity (ID) no.: [***]
2. Tenant	Name: Calliditas Therapeutics AB	Personal/corporate identity (ID) no.: 556659-9766
	Notification address: Wallingatan 26 B, 1tr, 111 24 Stockholm	
3. Address of premises, etc.	Municipality: Stockholm	Property designation: Terminalen 3
	Street: Klarabergsviadukten 70	Stairs/building: / Premises no.:
4. Use of premises	The premises and appurtenant areas are let to be used as Office ☐ The purpose of the use has been specified in more detail in the attached specification.	Appendix:
5. Term of tenancy	From and including: 2019-05-15	Up to and including: 2022-05-31
6. Notice of termination/ Extension of term	Notice of termination of this Agreement shall be given in writing at least 9 months before the contracted expiry of the term of the tenancy. Otherwise the Agreement is extended for ☒ 3 years ☐ ____ months at a time	
7. Condition of premises	The premises are let as found. ☐ A description of the condition of the premises at the time of the signing of this Agreement together with details of who, on the date of taking possession, should where necessary have arranged and paid for both rectification of inadequacies and alterations agreed upon, is set out in the attached inspection and action record.	Appendix:

8. Size and extent of premises

Type of area	Level	approx m²	Type of area	Level	approx m²
Office	C8	426			

If the area specified in the Agreement deviates from the actual area, the deviation does not entitle the Tenant to a repayment or reduction of the rent or the Landlord to a greater rent, respectively.

☒ The extent of the premises let has been marked on the attached drawing(s). Appendix: 1

☐ Entrance for cars for loading and unloading	☐ Place for sign	☐ Place for show-cases / automatic machines	☐ Parking space(s) for ____ car(s)	☐ Garage space(s) for ____ car(s)	☐ ____

9. Equipment	The premises are let ☒ without any equipment specially intended for the operation ☐ with equipment specially intended for the operation, according to Appendix	Appendix:
10. Maintenance	☐ The Landlord shall conduct and pay for the necessary maintenance of the premises and of the equipment specially provided for the operation by the Landlord.	
	☐ The Tenant shall conduct and pay for necessary maintenance of floor, wall and ceiling surface layers, together with equipment specially provided by the Landlord for the operation.	
	☒ Other demarcation of the maintenance responsibility; see Appendix	Appendix: 4,6
	If the Tenant neglects its maintenance obligation according to the above and does not implement rectification within a reasonable time following a written direction to do so, the Landlord is entitled to fulfil the obligation at the expense of the Tenant.	
Public and communal areas	The Landlord is responsible for maintenance of the public and communal areas unless otherwise agreed between the Parties. ☐ Other agreement according to Appendix	Appendix:
11. Cables for telephony and data communications	☐ The Landlord ☒ The Tenant shall pay for necessary laying of telephony and data communication cables from the connection point specified by the operator to the points in the premises chosen by the Tenant in consultation with the Landlord. ☐ Other demarcation of responsibilities for telephony and data communications; see Appendix.	Appendix:

Swedish Property Federation standard form no. 12B.3, drawn up in 2018 in consultation with the Swedish Association of Public Housing Companies (SABO), the Swedish Trade Federation and Visita. All rights reserved.

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Page 2 (5)

FASTIGHETSÄGARNA

TENANCY AGREEMENT
FOR NON-RESIDENTIAL PREMISES

No.: 101940-2182-04

The undersigned parties have concluded the following Tenancy Agreement on this date.

A cross in a box means that the accompanying text applies

12. Signs, awnings, etc.	The Tenant is entitled to erect customary signs for the operation following consultation with the Landlord, subject to the precondition that the Landlord does not have good grounds for refusing and that the Tenant has obtained the necessary permits from the relevant authorities. Other equipment, such as awnings and aerials, may not be erected without the permission of the Landlord. The Tenant shall reinstate the façade of the building to an acceptable condition upon vacation of the premises. The Tenant shall, at its own expense and without compensation, remove and refit signs and other equipment that the Tenant has erected on the building in the event of more extensive property maintenance, such as renovation of the façade. The Landlord undertakes not to mount vending machines and show-cases on outer walls of the premises let to the Tenant without the consent of the Tenant and also grants to the Tenant the option right to mount vending machines and show-cases on the walls in question. ☐ The Tenant undertakes to comply with the attached Sign Programme.	Appendix:
13. Rent	SEK 2 769 000 per year excluding the supplements marked below.	
14. Index	☒ The above-mentioned rent is adjusted in accordance with the attached Index Clause.	Appendix: 2
15. Property tax	☒ Property tax shall be paid in accordance with attached Property Tax Clause. ☐ Property tax is included in the rent.	Appendix: 3
16. Operating costs	The Landlord provides/arranges ☐ electricity ☒ water and sewerage ☒ heating ☒ hot water ☒ cooling ☒ ventilation Payment:	
	Electricity: ☒ The Tenant has own subscription. ☐ The Tenant pays in accordance with attached Operating Costs Clause. ☐ Included in the rent.	Appendix: 4
	Water and sewerage: ☐ The Tennant has own subscription. ☐ The Tenant pays in accordance with attached Operating Costs Clause. ☒ Included in the rent.	Appendix: 4
	Heating: ☐ The Tenant has own subscription. ☒ The Tenant pays in accordance with attached Operating Costs Clause. ☐ Included in the rent.	Appendix: 5
	Hot water: ☐ The Tenant has own subscription. ☒ The Tenant pays in accordance with attached Operating Costs Clause. ☐ Included in the rent.	Appendix: 5
	Cooling: ☐ The Tenant has own subscription. ☒ The Tenant pays in accordance with attached Operating Costs Clause. ☐ Included in the rent.	Appendix: 5
	Ventilation: ☒ The Tenant pays in accordance with attached Operating Costs Clause. ☐ Included in the rent.	Appendix: 5
17. Meter	If the Tenant is to have its own subscription according to the above and there is no meter, the installation of necessary meters shall be carried out and paid for by ☐ the Landlord ☒ the Tenant	
18. Waste collection	To the extent that it is the obligation of the Landlord to first provide space for storage of waste and second arrange off-site transfer of waste, it is an obligation of the Tenant to place the waste in the designated container at the designated place and also, without compensation, to participate in such additional sorting-at-source as the Landlord may decide. Furthermore, the following applies:: ☐ The Tenant shall be responsible for and pay for off-site transfer of waste originating from the operation the Tenant conducts in the premises (however, it is the obligation of the Landlord to provide waste containers and necessary space for waste). The Tenant undertakes to conclude and keep in force a contract with a waste collection contractor for this off-site transfer. ☐ The Landlord shall coordinate the off-site transfer of waste for the operations of several tenants at the property. The Tenant shall, as a supplement to the rent, pay compensation to the Landlord for the Tenant's share of the cost of this off-site transfer. The premises' share of this cost shall be deemed to be ______ per cent. The rent supplement at the time this Agreement is signed amounts to SEK ______ per year. ☐ The cost for the off-site transfer of waste originating from the operation the Tenant conducts in the premises is included in the rent. ☒ Other regulation according to Appendix	Appendix: 4
19. Snow clearance and gritting	☐ Included in the rent ☐ arranged and paid for by the Tenant ☐ other regulation according to Appendix	Appendix:

Swedish Property Federation standard form no. 12B.3, drawn up in 2018 in consultation with the Swedish Association of Public Housing Companies (SABO), the Swedish Trade Federation and Visita. All rights reserved.

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FASTIGHETSÄGARNA

TENANCY AGREEMENT
FOR NON-RESIDENTIAL PREMISES

Page 3 (5)

No.: 101940-2182-04

The undersigned parties have concluded the following Tenancy Agreement on this date.

A cross in a box means that the accompanying text applies

20. Unforeseen costs	If unforeseen increases in costs arise for the property following the signing of the Agreement as a result of: a) the introduction of or increase in taxes, charges or levies payable that are particular to the property about which the Riksdag (Swedish Parliament), Swedish Government, municipal authority or other relevant authority may decide, or b) general rebuilding measures or the like at the property that do not only relate to the premises and which the Landlord is obligated to perform as a consequence of a decision by the Riksdag, Swedish Government, municipal authority or other relevant authority, the Tenant, with effect from the date at which the increase in costs arose, shall pay compensation to the Landlord for the share attributable to the premises of the total annual increase in costs for the property. The share of the premises shall during the term of the tenancy be deemed to be 0,92 per cent. If the share has not been specified, this shall comprise the Tenant's rent (excl. any VAT) in relation to the rent payable for the business premises and residential apartments at the property (excl. any VAT) at the time of the increase in the costs. In the event that there are business premises and residential apartments at the property that are not let, an estimated market rent and utility value rent respectively are to be used. Tax as referred to in a) above does not mean VAT and property tax to the extent that compensation for this is to be paid. 'Unforeseen costs' means such costs that, at the time the Agreement is entered into, have not been decided by the bodies referred to under a) and b). Compensation is paid in accordance with the rules stipulated below concerning payment of the rent.
21. Value added tax (VAT) The Tenant's VAT liability	[X] The Tenant shall conduct operations at the premises for which there is a VAT liability. [ ] The Tenant shall not conduct operations at the premises for which there is a VAT liability.
The Landlord's VAT liability	[X] The Property Owner/Landlord is liable for to pay the VAT for the letting of the premises. In addition to rent, the Tenant shall pay the VAT applicable from time to time. [ ] If the Property Owner/Landlord chooses to become liable to pay the VAT for the letting of the premises, the Tenant shall, in addition to the rent, pay the VAT applicable from time to time. VAT, which shall be paid at the same time as the rent, will be computed, in accordance with the rules applicable at any given time for VAT, on the rental amount stated together with any supplements and other compensation payable under the Tenancy Agreement. If the Landlord, as a consequence of the Tenant's independent action – such as subletting of all or part of the premises (including subletting to own company), or assignment – becomes liable for adjusted VAT in accordance with the provisions of the Value-Added Tax Act, the Tenant shall fully compensate the Landlord for its lost tax deduction rights. The Tenant shall also pay compensation for the increase in cost that arises through the Landlord losing the tax deduction rights for input VAT on operating costs owing to the Tenant's action.
22. Payment of the rent	Rent is to be paid without demand in advance no later than the last weekday before the commencement of [ ] each calendar month [ ] each calendar quarter by deposit into PlusGiro no: BankGiro no:
23. Interest, payment reminders	In the event that the payment of the rent is delayed, the Tenant shall pay both interest in accordance with the Swedish Interest Act and also charges for written payment reminders in accordance with the legislation on debt collection charges, etc.
24. Reduction of rent Agreed condition, etc.	The Tenant is not entitled to rent reduction for a period when the Landlord allows work to be performed in order to put the premises in the agreed condition or other work that is specifically stated in this Agreement and associated appendices.
Customary maintenance	[ ] A rent reduction for impediments or detriment to the right of use resulting from the Landlord allowing the performance of customary maintenance of the premises or the property in general is allowed according to the rules contained in the Tenancy Act. [ ] The Tenant is not entitled to a rent reduction for impediments or detriment to the right of use resulting from the Landlord allowing customary maintenance of the premises or the property in general. However, it is an obligation of the Landlord to notify the Tenant in good time of the nature and scope of the work and also when and the period during which the work will be performed. [ ] The parties are agreed that the right to a rent reduction, when the Landlord allows the performance of customary maintenance of the premises or the property in general, shall be regulated in accordance with a separate appendix. Appendix:
25. Impact on environment	Prior to taking possession, the Tenant shall obtain the requisite permits for the operation for which the premises are let. The business shall be carried out in such a way that meets the environmental legislation and other regulations for the environment in force at any given time. The Tenant's liability for environmental impact applies even after the expiration of the agreement and is not subject to any time bars according to the provisions contained in Chapter 12, Section 61 of the Swedish Land Code. [ ] For further provisions concerning environmentally hazardous businesses, see the attached Environment Clause. Appendix: [ ] The parties have concluded an agreement to reduce the environmental impact of the property and premises; see Green Appendix. Appendix:
26. Re-inspections	If it is found upon a re-inspection required by a public authority of installations such as electrical and sprinkler equipment that there are faults and inadequacies in an installation belonging to the Tenant, the Tenant shall implement measures requested at its own expense and within the time prescribed by the authority. The Landlord is entitled to implement such measures as prescribed by the authority at the expense of the Tenant if the Tenant does not remedy faults and inadequacies within the said period.
27. Access to certain areas	The Tenant is responsible for access to such areas to which the Landlord or someone who represents the Landlord or to which staff from a power company, water and sewerage company, telecom company or corresponding must have access for care and operation of the property not being impeded by conditions attributable to the Tenant's operation.
28. Planning and Building Act penalties	If the Tenant makes changes to the premises without the necessary building permit, other permit or permission, and the Landlord is as a consequence thereof obliged to pay a building sanction penalty or default fine under the rules of the Planning and Building Act, the Tenant shall pay the corresponding amount to the Landlord.

Swedish Property Federation standard form no. 12B.3, drawn up in 2018 in consultation with the Swedish Association of Public Housing Companies (SABO), the Swedish Trade Federation and Visita. All rights reserved.

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FASTIGHETSÄGARNA

TENANCY AGREEMENT
FOR NON-RESIDENTIAL PREMISES

Page 4 (5)

No.: 101940-2182-04

The undersigned parties have concluded the following Tenancy Agreement on this date.

A cross in a box means that the accompanying text applies

29. Fire protection	☒ The parties' obligations in relation to each other in respect of fire protection are regulated by the attached Fire Protection Clause.	Appendix: 7
30. Official requirements, etc.	☐ The Landlord ☒ The Tenant shall, at its own risk and its own expense, assume responsibility for the measures that a public authority, court or insurance company, pursuant to currently applicable or future legislation or agreement, from and including the date of taking possession, may require for the use of the premises for the intended purpose. The Tenant shall consult the Landlord before measures are implemented.	
31. Rebuilding and alteration work	The Tenant may not carry out rebuilding or alteration work within the premises or in the property otherwise without the written permission of the Landlord. Unless otherwise indicated by the Landlord's written permission, the Tenant shall assume responsibility for everything that it acquires for its operation or incorporates into the premises, even if such property is to be regarded as property or building fixtures or fittings. The Tenant shall afford the Landlord insight into the rebuilding project, invite the Landlord to site meetings and, upon a request by the Landlord, afford the Landlord access to the premises during the rebuilding period. The Tenant is responsible for the Tenant's works on the premises not damaging the building or disturbing the operations being conducted by other tenants in the building and is obliged to compensate the Landlord to a reasonable extent if a claim is made against the Landlord to reduce the rent as a result of impediments to or infringements of another party's rights of use. New plans shall be drawn up if the parties agree on and implement the rebuilding or redeployment of the premises. The cost of preparing these drawings shall be borne by the party who called for the alteration. ☐ Other agreement according to appendix.	Appendix:
Building products declarations	If the Tenant performs works in respect of the premises, the Tenant shall present to the Landlord, in good time prior to the execution of such work, building products declarations – to the extent that such have been prepared – for the products and material that will be incorporated into the premises.	
32. Security	The Tenant shall no later than ____________ provide security to the Landlord for its obligations under this Agreement through ☐ a guarantee issued by ____________ ☐ a bank guarantee up to an amount of ____________ ☐ other security in the form of ____________ This Agreement lapses if the agreed security is not provided by no later than the time stipulated, provided the Landlord so demands prior to the taking of possession.	Appendix: 4
33. Insurance	The Landlord is obliged to take out and keep in force customary property insurance for the property within which the premises let are located. The Tenant is liable to take out and keep in force for its own operation business insurance, including cover for property damage, business interruption and public liability. ☐ Other agreement for insurance; see Appendix	Appendix:
34. External malicious damage	☐ The Landlord ☒ The Tenant is liable for damage owing to malicious damage to windows, display windows, signs, entrance and other doors or gates belonging to the premises that lead to or from the premises. This responsibility also applies to frames, casements and architraves in all cases.	
35. Locking equipment	☐ The Landlord ☒ The Tenant shall equip the premises with such locks and anti-theft equipment as is required for the Tenant's business insurance.	
36. Reinstatement upon vacation of the premises	Unless otherwise agreed, the Tenant shall have removed the property belonging to it and have reinstated the premises to an acceptable condition no later than upon the cessation of the tenancy relationship. ☐ Other agreement concerning removal and reinstatement in accordance with Appendix The parties agree to jointly conduct an inspection of the premises no later than the last day of the tenancy relationship. If upon the vacation of the premises they contain material attributable to the action of the Tenant – whether taken with or without the consent of the Landlord – for which it has not been specially agreed that the Landlord should be responsible, the Tenant shall remove such material or compensate the Landlord for its costs for removal, such as any waste disposal tax, transport and charges for disposal or the like.	Appendix:
37. Force majeure	The Landlord exempts itself from liability to fulfil its part of the Agreement and from liability to pay damages if the Landlord's obligations cannot be performed at all, or can only be performed at an abnormally high cost, as a result of war or civil commotion, or as a result of such strike, blockade, fire, explosion or intervention by a public authority that the Landlord could neither control nor foresee.	
38. Processing of personal data	☒ Information for the Tenant about the processing of personal data; see Appendix	Appendix: 10

Swedish Property Federation standard form no. 12B.3, drawn up in 2018 in consultation with the Swedish Association of Public Housing Companies (SABO), the Swedish Trade Federation and Visita. All rights reserved.

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FASTIGHETSÄGARNA

TENANCY AGREEMENT
FOR NON-RESIDENTIAL PREMISES

Page 5 (5)

No.: 101940-2182-04

The undersigned parties have concluded the following Tenancy Agreement on this date.

A cross in a box means that the accompanying text applies

39. Special provisions	Appendix 1: Drawing	Appendix 8: fire protection clause appendix	Appendix:
	Appendix 2: Index clause	Appendix 9: Technical description	Appendix:
	Appendix 3: Property tax clause	Appendix 10: Personal data clause	Appendix:
	Appendix 4: Special provisions	Appendix 11: Safety	Appendix:
	Appendix 5: Operating cost clause	Appendix 12: Room descrition (attached at a later stage)	Appendix:
	Appendix 6: Demarcation list		Appendix:
	Appendix 7: Fire protection clause		Appendix:

40. Signatures

This Agreement, which may not be registered without special consent, has been prepared as two identical counterparts, of which each the parties has received its part. Previous agreements between the parties relating to these premises cease to apply immediately as of the entry into force of this Agreement.

Place/date: Stockholm 20/3 2019	Place/date: Stockholm 1/3 2019
Name of the Landlord: Vasaterminalen AB	Name of the Tenant:
Signature (authorised signatory/representative): ☐ Authorised signatory ☒ Representative according to power of attorney	Signature (authorised signatory/representative): ☐ Authorised signatory ☐ Representative according to power of attorney
Name in block letters: Danor Ghersinich	Name in block letters: Bengt Julander Lennart Hansson

Swedish Property Federation standard form no. 12B.3, drawn up in 2018 in consultation with the Swedish Association of Public Housing Companies (SABO), the Swedish Trade Federation and Visita. All rights reserved.

Page 1 (2)

FASTIGHETSÄGARNA

INDEX CLAUSE
FOR NON-RESIDENTIAL PREMISES

Appendix no: 2

Concerning	Lease agreement no.: 101940-2182-04	Property designation: Terminalen 3	
Landlord	Name: Vasaterminalen AB		Personal ID/Comp. Reg. No.: [***]
Tenant	Name: Calliditas Therapeutics AB		Personal ID/Comp. Reg. No.: 556659-9766

Clause

The base rent under this clause is made up of

[X] 100% % of the rental amount stated in the agreement, i.e. SEK 2 769 000 .

[X] 100% % of the fixed rental supplements which has been stated in a running costs clause attached to the agreement (see appendix 5), i.e. SEK 63 900 .

Total base rent SEK 2 832 900 per year.

Taking into consideration changes in the consumer price index (total index with 1980 as base year), a supplement to the rental amount and the fixed rental supplement is payable during the term of the lease at a certain percentage of the base rent in accordance with the grounds set out in the following:

- For lease agreements which start some time during the period 1/1-30/6, the base rent is deemed to be adjusted to the index level for October in the preceding year.
- For lease agreements which start some time during the period 1/7-31/12 the base rent is instead deemed to be adjusted to the index level for October in the same period.
- The index level for the month of October to which the base rent is deemed to be adjusted in accordance with the above, constitues the base figure unless otherwise agreed by designating a year as per the following. Alternative agreed base figure: the index level for October 2018 .

If the index level in any subsequent October has risen in relation to the base figure, the supplement shall be payable at the percentage rate with which the index has changed in relation to the base figure. Thenceforth, the supplement shall be payable in relation to the changes in the index, whereupon the changes in the rent shall be calculated on the basis of the percentage change between the base figure and the index level for the October, in question.

The rent payable shall, however, never be set lower than the rent stated in the agreement and fixed rental supplement as stated above.

Changes to the rent are always effected from and including 1 January after the October index which gave rise to the recalculation.

The instructions set forth on page 2 shall apply to the index clause.

Signatures

Place/date: Stockholm 20/3 2019		Place/date: Stockholm 1/3 2019	
Name of the landlord: Vasaterminalen AB		Name of the tenant: Calliditas Therapeutics AB	
Signature (company signatory/by proxy):	[ ] Company signatory [X] By proxy	Signature (company signatory/by proxy):	[ ] Company signatory [ ] By proxy
Printed name: Danor Ghersinich		Printed name: Bengt Julander Lennart Hansson	

Landlord's notes on base figure:
330,72

The Swedish Property Federation form no. 6F prepared 2008 in consultation with The Swedish Association of Public Housing Companies, The Swedish Trade Federation and The Swedish Hotel and Restaurant Association. Copying prohibited.

FASTIGHETSÄGARNA

INDEX CLAUSE
FOR NON-RESIDENTIAL PREMISES

Page 2 (2)

Appendix no: 2

Instructions for indexing of rent for non-residential premises

Base rent

Whether or not all, or a certain part, of the rent stated in the agreement and the fixed rental supplements are to constitute the basic rent is a matter of negotiation and can depend on the terms of the lease otherwise (such as the amount of rent payable and what other obligations are incumbent upon the tenant).

Base figure

The index level for the month of October to which the base rent is deemed to be adjusted constitutes the base figure provided nothing else is stated by way of a statement of a year (see the provisions on page 1). Comparison between the index levels shall take place a soon as the index for October becomes known. During recent years, the October index has become known in the middle of November.

Calculation of index supplement

1) Calculate the difference between the relevant October index and the base figure.
2) If the difference is positive, divide the calculated difference by the base figure.
3) The size of the supplement is calculated by multiplying this quotient by the base rent.

<u>Example</u>

Calculation of index supplement for 2008

The base rent is assumed to be SEK 100 000/year and is adjusted to the consumer price index (CPI) for October 2005, which is 282.4 (base figure). The October index for 2007 is 293.85.

1. Calculate the difference between the index 293.85 and 282.4 The difference is positive and amounts to 11.45.
2. Divide 11.45 by 282.4 and multiply the quotient (without rounding off) by the base rent of SEK 100 000. The result is SEK 4 054.53 and constitutes the index supplement for 2008 in accordance with the clause.

<u>Alternative:</u> If the CPI for October 2007 had instead been lower than the base figure 282.4 e.g. 282.0, the difference between 282.0 and the base level 282.4 would have been negative. No index supplement would then be payable. The rent stated in the lease agreement and the fixed rental supplements would apply.

FASTIGHETSÄGARNA

PROPERTY TAX CLAUSE
FOR NON-RESIDENTIAL PREMISES

Page 1 (2)

Appendix no.: 3

An X in a box means the text following thereafter applies.

Concerning	Lease agreement no: 101940-2182-04	Property designation: Terminalen 3	
Landlord	Name: Vasaterminalen AB		Personal ID/Comp. Req. no.: [***]
Tenant	Name: Calliditas Therapeutics AB		Personal ID/Comp. Req. no.: 556659-9766

Clause

The applicable alternative is indicated by putting an X in the relevant box and completing the requisite details.

To the extent that the parts of the property that are comprised of non-residential premises are or become subject to property tax, the tenant shall with the rent reimburse the landlord according to the conditions as indicated below.

[X] The tenant shall in addition to the rent specified in the Lease Agreement annually reimburse the landlord for his share of property tax due in respect of the non-residential premises. The tenant´s share is deemed to be 0,93 per cent.
According to the conditions that apply at the inception of the Lease Agreement the reimbursement at the inception of the rental period is SEK 187 656 a year.

[ ] Reimbursement in respect of the current share of property tax for the non-residential premises is included in the rent specified in the Lease Agreement and at it's inception it is SEK ______ .
The non-residential premises share of the property tax applying to non-residential premises is deemed to be ______ procent.
The tenant shall provide reimbursement for his share of any changes in the applicable property tax in respect of non-residential premises that take effect after the inception of the Lease Agreement (irrespective of the cause) to the extent that the tax exceeds that amount that is included in the rent as reimbursement for property tax.

Should the property tax reduce/cease so that tenant's share of the reimbursement is less than that as per above, which is included in the rent specified in the Lease Agreement, the rent shall nevertheless be payable at not less than the original amount. Thus due to other clauses (e.g. index) contained in the agreement this means that the total rent payable by the tenant is/can be greater than that shown in the Lease Agreement.

The tenant's above specified share, which shall be unchanged during the term of the Lease Agreement, has been calculated as follows:
Office area / total lease designated area less storage and garage area

The instructions in page 2 are applicable to the agreement.

Signature

Place/Date: Stockholm 20/3 2019	Place/Date: Stockholm 1/3 2019
Name of the landlord: Vasaterminalen AB	Name of the tenant: Calliditas Therapeutics AB
Signature (company signatory/by proxy): [ ] Company signatory [X] By proxy	Signature (company signatory/by proxy): [ ] Company signatory [ ] By proxy
Printed Name: Danor Ghersinich	Printed Name: Bengt Julander Lennart Hansson

Swedish Property Federation. Form no. 7B, prepared in 1995. Item 2 in the Instructions was revised in 1997. Copying prohibited. Notice: This is a translation into English of form no. 7B

FASTIGHETSÄGARNA

PROPERTY TAX CLAUSE
FOR NON-RESIDENTIAL PREMISES

Sid 2 (2)

Appendix no.: 3

Instructions - Property tax clause for non-residential premises

1.

The clause was formulated in June 1995, i.e. before the time (normally the 1st of January 1996) from which property tax for premises applies. Therefore the clause has a wording which means that it can be incorporated in agreements that have been made before the tax is payable, as well as in agreements where the tax is actually payable.

2.

The reimbursement shall compensate for the increased costs of administration irrespective of who is liable for the tax. A property owner/landlord is liable for tax. According to previous regulations if the property owner/landlord was a trading partnership the owners/shareholders were liable for tax. The supplement was nevertheless to be paid to the Landlord as a matter of course. After the 1st of January 1997 trading partnerships as such (and not the individual owners/shareholders) are liable for property tax.

3.

According to section 19 of the Rent Act the rent must – with some exceptions – be determined in the Lease Agreement. If the rental period is fixed, and is for at least three years, certain additional exceptions apply in that the rent shall be payable with such sums which are determined according to "different method of calculation" e.g. indexation. This also means that the rental period has to be fixed and be at least three years to enable the Landlord to obtain reimbursement for property tax in sums that can vary as the tax changes. Furthermore the method of calculation must be shown in the Lease Agreement. The clause therefore presumes that the parties state what share of the tax the tenant shall provide reimbursement for.

According to the regulations that apply when this clause is formulated the tax is comprised of a certain percentage of the assessed value of the premises (both grounds and buildings). This information is to be found in the tax statement. The tenant's share of the tax for the premises can be determined by the relationship which the extent of that area leased by the tenant bears to the total lettable premises in the property or as a relationship between the tenant's rent and the total of the rents for premises in the property.

It is a matter for negotiation which method of calculation the parties choose. Other methods of calculation can be used. For the sake of simplicity, however, the tenant's share should be unchanged during the rental period, and thereby independent of among other things, how the tax in the future might be calculated and possible changes in the rental market.

It is therefore appropriate to show in the designated space how the premises share has been calculated. Should details in respect of this not be completed this does not mean that the agreement becomes invalid. A property can comprise of a variety of different buildings with different value years and different taxation categories (small dwelling houses, apartment blocks, industrial units and special units). The tax – that the tenant is due to pay reimbursement for – shall only relate to the building in which the premises are located. A building is normally defined as a free standing self-contained building. Relevant information can be ascertained from information regarding decisions referring to general property taxation that the tax authorities have advised the property owner. Any property owner who has a problem in ascertaining the tenant's share should contact their property owners association for assistance.

Complete the tenant´s share!

4.

The clause contains two alternatives. In the first the reimbursement for the tax is payable as a supplement "alongside" the rent agreed in the Lease Agreement. If the tax disappears so does the supplement. The other alternative presumes that the parties agree a specific rent which includes, among other things, reimbursement for the then applicable tax. Should the tax be increased irrespective of the cause (for example increase in tax rates, increased assessed value etc) the tenant shall nevertheless tender reimbursement for the increased cost. Should the tax disappear the rent reverts to the original sum, i.e. the agreed rent (which includes reimbursement for the tax applicable at inception which has been discontinued). Naturally the tenant shall continue to pay other supplements such as those caused by changes in indexes and in respect of increased fuel costs and so forth.

5.

To the extent that the tenant pays a supplement in respect of property tax the supplement should be accounted for separately on the rent invoice.

6.

Indicate the chosen alternative with an X. In the chosen alternative the tenant's share and the sum should be filled in. Specify how the tenant's share has been calculated.